SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) DECEMBER 17, 2004

NORTHWEST BIOTHERAPEUTICS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	0-33393	94-3306718
(STATE OR OTHER JURISDICTION	(COMMISSION FILE	(I.R.S. EMPLOYER
OF INCORPORATION)	NUMBER)	IDENTIFICATION NO.)

22322 20th Avenue SE, Suite 150, Bothell, WA 98021
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE (425) 608-3000

INAPPLICABLE
(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 8.01 Other Events.
SIGNATURE

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Northwest Biotherapeutics, Inc. (the “Company”) announced today that, on December 17, 2004, Dr. Randall L-W. Caudill and Mr. Wayne L. Pines resigned as directors of the Company as anticipated by the Company in connection with the Amended and Restated Recapitalization Agreement. Their resignations leave the Company with one remaining director, Alton L. Boynton, Ph.D., who is also the Company’s President. The Company is party to an Amended and Restated Recapitalization Agreement with Toucan Capital Fund II. The Amended and Restated Recapitalization Agreement contemplates an operational and capital restructuring of the Company. The changes are contemplated to occur over two periods, a bridge period, which commenced in February, and an equity financing period. Over the course of the bridge period the Company has received loans from Toucan in aggregate of $4.1 million to date. The commencement of the equity financing period will occur upon the first closing of a sale of preferred stock to Toucan and, at Toucan's election, other investors selected by Toucan and will last for up to 12 months. As part of its Amended and Restated Recapitalization Agreement, the Company agreed to a reconstitution of its board of directors in connection with the issuance of the preferred stock. The resignations of Dr. Caudill and Mr. Pines were submitted with the knowledge that the Company’s stockholders had approved the proposals necessary for the Company to proceed with a potential private placement of up to $40 million with Toucan and other investors selected by Toucan should Toucan elect to purchase the Company’s stock.

Item 8.01 Other Events.

The Company also announced today that it held its annual meeting of stockholders on December 17, 2004. There were five proposals submitted to stockholders for their approval. The proposals included: (i) approval of the terms of a potential private placement of up to $40 million of the Company’s preferred stock; (ii) approval of an amendment to the Company’s sixth amended and restated certificate of incorporation to effect a reverse stock split of not less than 1-for-15 and not more than 1-for-60, with the Company’s board of directors having authority to determine which, if any, of these reverse stock splits to effect within those parameters; (iii) approval of an amendment to the Company’s sixth amended and restated certificate of incorporation to increase the Company’s authorized capital stock from 140,000,000 shares to 400,000,000 shares, consisting of 300,000,000 shares of common stock and 100,000,000 shares of preferred stock; (iv) election of one director to the Company’s board of directors to serve until the 2007 Annual Meeting of Stockholders and until his successor has been elected and qualified (or his earlier resignation or removal); and (v) ratification of the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004.

All proposals were approved by the requisite number of the outstanding shares of the Company’s capital stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST BIOTHERAPEUTICS, INC.

By:	/s/ Alton, L. Boynton

Alton, L. Boynton President

Dated: December 22, 2004